Exhibit 4.2

Name of Company:	NOAH EDUCATION HOLDINGS LTD. (Incorporated under the laws of the Cayman Islands)
	Number XXX	Shares [ ]

Number:	US$50,000 Share Capital divided into 1,000,000,000 shares of a nominal or par value of US$0.00005 each

Shares: Issued to:	THIS IS TO CERTIFY THAT--------------------------------------- xxxx ------------------------------------------—is the registered holder of --------------------------------------------------- xxx ---------------------------------------------- Share in the above-named Company subject to the memorandum and articles of association thereof.

Dated	GIVEN UNDER the common seal of the said Company on 200[ ].

Transferred from:	THE COMMON SEAL of the said Company was hereunto affixed in the presence of:

DIRECTOR

DIRECTOR/SECRETARY

TRANSFER

I                                          (the Transferor) for the value received DO HEREBY transfer to                                          (the Transferee) the                                          shares standing in my name in the undertaking called NOAH EDUCATION HOLDINGS LTD.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor